Exhibit 10.19

AMENDMENT
TO THE MASTER LOAN
AGREEMENT

THIS AMENDMENT is entered into as of March 23, 2009, between CoBANK, ACB ("CoBank") and SOUTH DAKOTA SOYBEAN PROCESSORS, LLC, Volga, South Dakota (the "Company").

BACKGROUND

CoBank and the Company are parties to a Master Loan Agreement dated October 6, 2005 (such agreement, as previously amended, is hereinafter referred to as the "MLA"). CoBank and the Company now desire to amend the MLA. For that reason, and for valuable consideration (the receipt and sufficiency of which are hereby acknowledged), CoBank and the Company agree as follows:

1.            Section 9(H) of the MLA is hereby amended and restated to read as follows:

SECTION 9. Negative Covenants. Unless otherwise agreed to in writing by CoBank, while this agreement is hi effect the Company will not and will not permit its Subsidiaries to:

(H) Dividends, Etc. Declare or pay any dividends, or make any distribution of assets to the stockholders, or purchase, redeem, retire or otherwise acquire for value any of its capital stock, or allocate or otherwise set apart any sum for any of the foregoing, except that in any fiscal year of the Company, the Company may pay dividends in an amount up to 50% of its consolidated net income for the prior fiscal year, provided that no Event of Default or Potential Default shall have occurred and be continuing or would result therefrom.

2.           Except as set forth in this amendment, the MLA, including all amendments thereto, shall continue in full force and effect as written.

IN WITNESS WHEREOF, the parties have caused this amendment to be executed by their duly authorized officers as of the date shown above.

CoBANK, ACB	SOUTH DAKOTA SOYBEAN
PROCESSORS, LLC

By:	By:	/s/ Rodney Christianson

Title:	Title:	CEO

Exhibit 10.19

REVOLVING TERM LOAN SUPPLEMENT

THIS SUPPLEMENT to the Master Loan Agreement dated October 6, 2005 (the "MLA"), is entered into as of March 23, 2009 between CoBANK, ACB ("CoBank") and SOUTH DAKOTA SOYBEAN PROCESSORS, LLC, Volga, South Dakota (the "Company"), and amends and restates the Supplement dated December 24, 2008 and numbered REB051T05C.

SECTION 1. The Revolving Term Loan Commitment. On the terms and conditions set forth in the MLA and this Supplement, CoBank agrees to make loans to the Company from the date hereof, up to and including September 20, 2013, in an aggregate principal amount not to exceed, at any one time outstanding, $11,900,000.00 less the amounts scheduled to be repaid during the period set forth below in Section 5 (the "Commitment"). Within the limits of the Commitment, the Company may borrow, repay, and reborrow.

The Company may, in its sole discretion, elect to permanently reduce the amount of the Commitment by giving CoBank ten (10) days prior written notice. Said election shall be made only if the Company is not in default at the time of the election and will remain in compliance with all financial covenants after such reduction. Any such reduction shall be treated as an early, voluntary reduction of the Commitment amount and shall not delay or reduce the amount of any scheduled Commitment reduction under Section 5 hereof (which reductions shall continue in semi-annual increments of $1,300,000.00 on the dates determined in accordance with Section 5), but rather shall result in an earlier expiration of the Commitment and final maturity of the loans.

SECTION 2. Purpose. The purpose of the Commitment is to provide working capital to the Company and to finance the construction of a soybean refinery.

SECTION 3.   Term. Intentionally Omitted.

SECTION 4. Interest. The Company agrees to pay interest on the unpaid balance of the loan(s) in accordance with one or more of the following interest rate options, as selected by the Company:

(A) One-Month LIBOR Index Rate. At a rate (rounded upward to the nearest 1/100th and adjusted for reserves required on "Eurocurrency Liabilities" [as hereinafter defined] for banks subject to "FRB Regulation D" [as hereinafter defined] or required by any other federal law or regulation) per annum equal at all times to 2.90% above the annual rate quoted by the British Bankers Association (the "BBA") at 11:00 a.m. London time for the offering of one (l)-month U.S. dollars deposits, as published by Bloomberg or another major information vender listed on BBA's official website on the first "U.S. Banking Day" (as hereinafter defined) in each week, with such rate to change weekly on such day. The rate shall be reset automatically, without the necessity of notice being provided to the Company or any other party, on the first "U.S. Banking Day" of each succeeding week, and each change in the rate shall be applicable to all balances subject to this option. Information about the then-current rate shall be made available upon telephonic request. For purposes hereof: (1) "U.S. Banking Day" shall mean a day on which CoBank is open for business and banks are open for business in New York, New York; (2) "Eurocurrency Liabilities" shall have the meaning as set forth in "FRB Regulation D"; and (3) "FRB Regulation D" shall mean Regulation D as promulgated by the Board of Governors of the Federal Reserve System, 12 CFR Part 204, as amended.

Exhibit 10.19

Revolving Term Loan Supplement	-2-
SOUTH DAKOTA SOYBEAN PROCESSORS, LLC Volga, South Dakota

(B) Quoted Rate. At a fixed rate per annum to be quoted by CoBank in its sole discretion in each instance. Under this option, rates may be fixed on such balances and for such periods, as may be agreeable to CoBank in its sole discretion in each instance, provided that: (1) the minimum fixed period shall be 30 days; (2) amounts may be fixed in increments of $100,000.00 or multiples thereof; and (3) the maximum number of fixes in place at any one time shall be five.

The Company shall select the applicable rate option at the time it requests a loan hereunder and may, subject to the limitations set forth above, elect to convert balances bearing interest at the variable rate option to one of the fixed rate options. Upon the expiration of any fixed rate period, interest shall automatically accrue at the variable rate option provided for above unless the amount fixed is repaid or fixed for an additional period in accordance with the terms hereof. Notwithstanding the foregoing, rates may not be fixed in such a manner as to cause the Company to have to break any fixed rate balance in order to pay any installment of principal. All elections provided for herein shall be made telephonically or in writing and must be received by 12:00 Noon Company's local time. Interest shall be calculated on the actual number of days each loan is outstanding on the basis of a year consisting of 360 days and shall be payable monthly in arrears by the 20th day of the following month or on such other day in such month as CoBank shall require in a written notice to the Company.

SECTION 5. Promissory Note. The Company promises to repay on the date of each reduction in the Commitment, the outstanding principal, if any, that is in excess of the available balance. The available balance shall be decreased by $1,300,000.00 on the 20th day of each September and March beginning September 20, 2009, and continuing through and including March 20, 2013, followed by a final reduction at the expiration of the Commitment on September 20, 2013, at which time any outstanding balance shall be due and payable in full. If any installment due date in not a day on which CoBank is open for business, then such payment shall be made on the next day on which CoBank is open for business. In addition to the above, the Company promises to pay interest on the unpaid principal balance hereof at the times and in accordance with the provisions set forth in Section 4 hereof. This note replaces and supersedes, but does not constitute payment of the indebtedness evidenced by, the promissory note set forth in the Supplement being amended and restated hereby.

SECTION 6. Security. The Company's obligations hereunder and, to the extent related hereto, the MLA, shall be secured as provided in the Security Section of the MLA, including without limitation as a future advance under any existing mortgage or deed of trust.

SECTION 7. Commitment Fee. In consideration of the Commitment, the Company agrees to pay to CoBank a commitment fee on the average daily unused portion of the Commitment at the rate of 0.50% per annum (calculated on a 360-day basis), payable monthly in arrears by the 20th day following each month. Such fee shall be payable for each month (or portion thereof) occurring during the original or any extended term of the Commitment.

Exhibit 10.19

Revolving Term Loan Supplement	-3
SOUTH DAKOTA SOYBEAN PROCESSORS, LLC Volga, South Dakota

SECTION 8.   Amendment Fee. In consideration of the amendment, the Company agrees to pay to CoBank on the execution hereof a fee in the amount of $5,000.00.

IN WITNESS WHEREOF, the parties have caused this Supplement to be executed by their duly authorized officers as of the date shown above.

CoBANK, ACB	SOUTH DAKOTA SOYBEAN
PROCESSORS, LLC

By:	By:	/s/ Rodney Christianson

Title:	Title:	CEO